EXHIBIT 99.2

For Immediate Release	Contact:	Lori Rosen
212.255.8455
Young Succeeds Callahan as Ziff Davis Chief Executive,
Ziff Davis Completes Sale of Enterprise Group
New York, NY (August 2, 2007)—Following a long-standing succession plan, Jason Young, currently President of Ziff Davis Media’s Consumer/Small Business Group, will assume the CEO role at Ziff Davis Media. Robert F. Callahan, CEO since 2001, will continue his role as Chairman of Ziff Davis Media. The shift was made in concert with the sale of the Ziff Davis Enterprise Group (ZDE) to Insight Venture Partners, which closed Tuesday, July 31st. ZDE was sold for approximately $150 million cash, subject to certain adjustments in accordance with the purchase and sale agreement, plus an earn-out payment of up to $10 million in cash based on 2007 full-year results of ZDE.
“Jason’s ready to take the helm. He’s a dynamic executive who has played the lead role in driving our digital growth, which will remain his number one priority,” said Callahan. “Ziff Davis has transformed swiftly into a digital, event, and print company fueled by its leading heritage magazine brands in the technology and video games arena. Our teams are second to none driving customer value. We wish all our talented Enterprise Group executives nothing but the best in their new venture with Insight Partners.”
“I’m honored and thrilled to be selected for the CEO position at Ziff Davis Media, which under Bob’s leadership has transformed into a new media firm delivering strong results for our customers,” said Young. “The technology and video gaming markets we serve are powerful and growing. Ziff Davis has always led the market as an innovator in content creation, audience development, and marketing solutions. At the core of our continued growth is a loyal audience of 23 million monthly unique users of our internet properties complemented by millions of readers of our specialized publications. I look forward to working with Bob, our board, and our outstanding teams in continuing to drive the Ziff Davis Media business forward.”
Young has spent the majority of his career at Ziff Davis, originally joining the company in 1990. Since 2004, Young has been President of the Consumer/Small Business Division, overseeing market-leading brands PC Magazine, PCMag.com, ExtremeTech.com and DL.TV, as well as the development of the highly successful DigitalLife show. After a brief tenure as Vice President of Sales & Marketing at TheStreet.com, Young rejoined Ziff Davis where, from 2001 to 2005, as Senior Vice President and General Manager of Ziff Davis Internet (2002-2005) and Vice President of Sales of Ziff Davis Internet (2001), he led the team that re-established Ziff Davis’ digital footprint, growing the business significantly by scale and profitability. Previously, at Ziff Davis, Young held positions including National Advertising Director for Windows

Sources, Publisher of Windows Pro, Corporate Sales Director of ZDNet and Advertising Director of ZDNet.
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About Ziff Davis Holdings Inc.
Ziff Davis Holdings Inc. is the ultimate parent company of Ziff Davis Media Inc. Ziff Davis Media Inc. (www.ziffdavis.com) is a leading integrated media company serving the technology and videogame markets. Ziff Davis currently reaches over 26 million people a month through its portfolio of 15 websites, three award-winning magazines, consumer events and direct marketing services. The company is headquartered in New York and also has offices and labs in San Francisco and Boston. Ziff Davis exports its brands internationally in 45 countries and 13 languages.
Forward-Looking Statements
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties include the potential deterioration of the economic climate in general or with respect to the markets in which we operate, risks associated with new business investments, acquisitions, competition and seasonality and the other risks discussed in the Ziff Davis Holdings Inc. Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available from Ziff Davis or at http://www.sec.gov), which discussions are incorporated in this release by reference. These forward-looking statements speak only as of the date of this release. After the issuance of this release, Ziff Davis might come to believe that certain forward-looking statements contained in this release are no longer accurate. Ziff Davis shall not have any obligation to release publicly any corrections or revisions to any forward-looking statements contained in this release.
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